Exhibit 9.1

                                  Quinenco S.A.
                        List of Significant Subsidiaries

      The following list contains the name, jurisdiction of incorporation and the names under these subsidiaries do business of Quinenco's significant subsidiaries as defined under rule 1-02(w) of Regulation S-X. Names of multiple wholly-owned subsidiaries have been omitted.

                               Jurisdiction of     Name Under Which                               Number of Omitted
Name                            Incorporation     Subsidiary Operates     Line of Business         Subsidiaries(1)
----                            -------------     -------------------     ----------------         ---------------
                                                                          Investments in
LQ Inversiones                                                            Financial
Financieras S.A.                    Chile           LQIF                  Services Sector                13
Inversiones Rio                                     Inversiones Rio
Grande S.A.                         Chile           Grande S.A.           Investments                    18
VTR S.A.                            Chile           VTR S.A.              Investments                     2
                                                                          Industrial
Madeco S.A.                         Chile           Madeco                Manufacturer                   26

(1) The jurisdiction of incorporation of all of the omitted subsidiaries is outside of the United States.